EIX logo and address                                                                      Exhibit 5

                                                 May 17, 2002

Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770

Ladies and Gentlemen:

                This opinion is rendered in connection with the filing with the Securities and Exchange
Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 10,000,000 shares of Common Stock, no par value (the "Plan Shares"), of Edison International (the "Company") for
offering and sale pursuant to the Edison International 2000 Equity Plan (the "Plan").  Under the Plan, the
Plan Shares will be either issued by the Company or purchased on the open market, and offered and sold to executive officers and key management employees of the Company and certain subsidiaries of the Company.

                I am generally familiar with the organization, history and affairs of the Company.  I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed offering and sale of the Plan Shares, and I have examined a form of the Registration Statement.

                Based upon the foregoing and subject to completion of such proceedings as are now contemplated prior to the offering and sale of the Plan Shares, it is my opinion that, when sold as provided in the
Registration Statement, the Plan Shares will be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock of the Company.

                This opinion does not relate to state Blue Sky or securities laws.

                I hereby consent to the reference to me, and to the use of my name, in the Registration
Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,

                                                          Kenneth S. Stewart
                                                          -------------------------------------
                                                          Kenneth S. Stewart
                                                          Assistant General Counsel